Exhibit EX-99.906.CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the attached Report of Blankinship Funds, Inc. (the “Company”) on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), Rex Blankinship, the President and Treasurer of the Company, hereby certifies that, to the best of his knowledge, the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:

January 5, 2006

/s/Rex Blankinship

President and Treasurer

(sole person responsible for this report)